Registration No. 333-______

    As filed with the Securities and Exchange Commission on December 7, 2005


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             Northwest Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


   United States                                      23-2900888
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                               100 Liberty Street
                           Warren, Pennsylvania 16365
                    (Address of Principal Executive Offices)

                              ---------------------

                 Northwest Bancorp, Inc. 2004 Stock Option Plan
           Northwest Bancorp, Inc. 2004 Recognition and Retention Plan
                            (Full Title of the Plan)


                                   Copies to:
      William J. Wagner
President and Chief Executive Officer            Edward A. Quint, Esquire
    Northwest Bancorp, Inc.                  Luse Gorman Pomerenk & Schick, P.C.
      100 Liberty Street                    5335 Wisconsin Ave., N.W., Suite 400
   Warren, Pennsylvania 16365                    Washington, D.C.  20015
 (814) 726-2140 (202) 274-2000
  (Name, Address and Telephone
  Number of Agent for Service)

                              ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.:




                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of Securities        Amount to be             Proposed           Proposed Maximum          Amount of
   to be Registered        Registered (1)        Maximum Offering      Aggregate Offering      Registration Fee
                                                   Price Per Share           Price
--------------------------------------------------------------------------------------------------------------------
 Common Stock, par         224,546 shares (2)       $ 22.93 (3)          $   5,148,840                $551
 value $.10 per share
--------------------------------------------------------------------------------------------------------------------
 Common Stock, par         501,006 shares (4)       $ 21.98 (5)          $  11,012,112               $1,178
 value $.10 per share
--------------------------------------------------------------------------------------------------------------------
 Common Stock, par         290,220 shares (6)       $ 21.98 (5)          $   6,379,036                $683
 value $.10 per share
--------------------------------------------------------------------------------------------------------------------
        Total            1,015,772 shares                                $  22,539,988               $2,412
====================================================================================================================

-------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Northwest Bancorp, Inc. 2004 Stock Option Plan (the "Stock Option Plan") and Northwest Bancorp 2004 Recognition and Retention Plan (the "Recognition Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Northwest Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares of Common Stock currently reserved for issuance under the Stock Option Plan for any stock options that have been granted.
(3) Determined by the exercise price of options pursuant to 12 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares of Common Stock currently reserved for issuance under the Stock Option Plan for any future stock option grants.
(5) Determined by reference to the fair market value of the common stock on November 30, 2005 pursuant to 17 C.F.R. ss.230.457(c).
(6) Represents the number of shares of Common Stock (i) awarded but not vested and (ii) available for award under the Recognition Plan.

                              ---------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition Plan (the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following  documents  previously  or  concurrently  filed by Northwest
Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (Commission File No. 0-23817) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005 filed pursuant to Section 13 of the Exchange Act;

     c) The Company's Current Reports on Form 8-K dated October 24, 2005, November 14, 2005, November 16, 2005 and November 21, 2005, each filed pursuant to Section 13 of the Exchange Act; and

     d) The  description  of the common  stock of the Company in the  Prospectus
(Commission File No. 333-56859) originally filed by the Company under the Securities Act of 1933 with the Commission on August 24, 1998, and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to William
J. Wagner, President and Chief Executive Officer, Northwest Bancorp, Inc., 100 Liberty Street, Warren, Pennsylvania 16365, telephone number (814) 726-2140.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.   Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal mid-tier holding companies, as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the company shall be indemnified for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

               (i) Final judgment on the merits is in his or her favor; or

               (ii) In case of:

                       a. Settlement,
                       b. Final judgment against him or her, or
                       c. Final judgment in his or her favor, other than on the
                          merits,

if a majority of the disinterested directors of the company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the company. However, no indemnification shall be made unless the company gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                      Reference to Prior Filing or
Exhibit Number        Document                      Exhibit No. Attached Hereto
--------------        --------                      ---------------------------

4               Form of Common Stock                *

5               Opinion of Luse Gorman               Attached as Exhibit 5
                Pomerenk & Schick, P.C.

10.1            Northwest Bancorp, Inc. 2004         **
                Stock Option Plan

10.2            Northwest Bancorp, Inc. 2004         **
                and Retention Plan

23.1            Consent of Luse Gorman Pomerenk      Contained in Exhibit 5
                & Schick, P.C.

23.2            Consent of KPMG LLP                  Attached as Exhibit 23.2

24              Power of Attorney                    Contained on Signature Page
-------------
* Incorporated by reference to the Company's Registration Statement on Form S-4 (File No. 333-31687), originally filed with the Commission on July 21, 1997, as amended on October 9, 1997 and November 4, 1997.
** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's November 17, 2004 annual meeting of stockholders, filed with the Commission on October 6, 2004, which is incorporated herein by reference.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------

5 Opinion of Luse Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

23.1 Consent of Luse Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

23.2                  Consent of KPMG LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, Pennsylvania, on this 7th day of December, 2005.

                                                NORTHWEST BANCORP, INC.




                                        By:     \s\ William J. Wagner
                                                -------------------------------
                                                William J. Wagner, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Northwest Bancorp, Inc. (the "Company"), hereby severally constitute and appoint William J. Wagner as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said William J. Wagner may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William J. Wagner shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures                        Title                              Date
----------                        -----                              ----


\s\ William J. Wagner         President and Chief Executive     December 7, 2005
---------------------         Officer and Director
William J. Wagner            (Principal Executive Officer)

\s\ William W. Harvey, Jr.    Senior Vice President Finance     December 7, 2005
--------------------------   (Principal Financial and
William W. Harvey, Jr.        Accounting Officer)


\s\ Robert G. Ferrier         Director                          December 7, 2005
---------------------
Robert G. Ferrier


\s\ Richard E. McDowell       Director                          December 7, 2005
-----------------------
Richard E. McDowell


\s\ Joseph F. Long           Director                           December 7, 2005
------------------
Joseph F. Long


\s\ A. Paul King             Director                           December 7, 2005
----------------
A. Paul King


\s\ Thomas K. Creal, III     Director                           December 7, 2005
------------------------
Thomas K. Creal, III


\s\ Richard L. Carr          Director                           December 7, 2005
-------------------
Richard L. Carr


\s\ John M. Bauer            Director                           December 7, 2005
-----------------
John M. Bauer